UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-39165	54-1838100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
Suite 101
Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 331-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On May 21, 2025, Article VI of the Articles of Incorporation of Blue Ridge Bankshares, Inc. (the “Company”) was amended to eliminate the classified structure of the Company’s Board of Directors and provide for the annual election of directors (the “Amendment”). The Amendment was adopted on February 19, 2025 by the Company’s Board of Directors and approved by the Company’s shareholders at an annual meeting of shareholders held on May 21, 2025. Following shareholder approval of the Amendment, the Company submitted Articles of Amendment to the Articles of Incorporation of the Company containing the Amendment to the Virginia State Corporation Commission, which became effective on May 21, 2025.

As a result of the Amendment, the annual election of all directors of the Company is being phased-in over a three-year period, commencing at the 2026 annual meeting of shareholders. Directors whose terms expire at the 2026 and 2027 annual meetings of shareholders will be nominated for election for one-year terms. Beginning with the 2028 annual meeting of shareholders, all director nominees will be nominated for election for one-year terms.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

On May 21, 2025, the Company’s Board of Directors adopted amendments to the Company’s Bylaws, effective upon the effective date of the Amendment (May 21, 2025), as follows: (i) revisions to Article 3, Section 6 to reflect that the Company’s Chief Executive Officer and not the President shall serve as chairman of shareholder meetings and that the Company’s President and not any Vice President shall preside over shareholder meetings if the Chief Executive Officer is not present at a shareholders meeting; (ii) revisions to Article 4, Section 4, Paragraph 6 to remove references to classes of directors; (iii) revisions to Article 4, Section 4, Paragraph 8 to remove a provision relating to the ability of the Board of Directors to remove a director; (iv) revisions to Article 4, Section 5 to replace provisions relating to the Company having a classified Board of Directors with staggered three-year board terms with provisions relating to the Company having a nonclassified Board of Directors with annual elections of directors, as required by the Amendment; and (v) removal of Article 4, Section 13, which automatically terminated and was deemed repealed on January 31, 2024, the third anniversary of the Company’s acquisition of Bay Banks of Virginia, Inc. The amendments also included certain technical, ministerial and non-substantive revisions to the Bylaws.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Articles of Incorporation of Blue Ridge Bankshares, Inc., effective May 21, 2025.

3.2	Bylaws of Blue Ridge Bankshares, Inc., as amended and restated May 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date: May 27, 2025	By:	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and Chief Financial Officer

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